ADVANCED VOICE RECOGNITION SYSTEMS, INC. A NEW SPEECH RECOGNITION PATENT IS ISSUED FROM U.S. PATENT AND TRADEMARK OFFICE (USPTO)

SCOTTSDALE, AZ -- July 15, 2009 -- Advanced Voice Recognition Systems, Inc. (“AVRS”) (OTCBB: AVOI) announced today that U.S. Patent No. 7,558,730 was issued from the United States Patent and Trademark Office.  It is AVRS’s second patent for its enterprise speech recognition and transcription technology.  AVRS is developing interface and application solutions for speech recognition technology that it believes will have significant market potential.

AVRS’ primary patent (U.S. Patent No. 5,960,447; Word Tagging and Editing System for Speech Recognition) advanced the speech recognition industry by allowing dictation into any application among the many benefits of this broad based speech recognition patent.

This new patent, U.S. Patent No. 7,558,730 for digital voice recognition and transcription technology is titled “Speech Recognition and Transcription Among Users Having Heterogeneous Protocols.”  It discloses a system for facilitating enterprise speech recognition and transcription among users employing incompatible protocols for generating, transcribing, and exchanging speech.

The claim scope of the new patent allows for enterprise dictation in an efficient client server mode consistent with the requirements of traditional transcription processes.  Additionally, the patent enables the integration of speech recognition into existing enterprise systems without custom programming to support applications, network environments and processes, as well as allows the integration of multiple speech recognition engines to provide superior recognition.

Some of the many examples of speech recognition utilizing this patent are internet-based speech recognition transcription systems, telephony-based speech recognition transcription, mobile devices speech recognition with network processing speech recognition and any enterprise-based speech recognition transcription system.

President and CEO of AVRS, Walter Geldenhuys, stated, “The invention claimed in our patent is particularly crucial for practical implementation in any medical, legal, law enforcement, insurance and general business environment that has more than two users of speech recognition  and can benefit from seamless integration into their existing application and network environments and work flow.  This is a significant accomplishment for AVRS which we anticipate will benefit our company with respect to moving forward with pursuing licensing agreements.”

ABOUT ADVANCED VOICE RECOGNITION SYSTEMS, INC:

AVRS, a software development company headquartered in Scottsdale, Arizona, specializes in the research and development of interface and application solutions for speech recognition technology. AVRS’s UHIT™ technology utilizes the Company’s patented and proprietary algorithms, software and hardware to provide the end-user with speech recognition or speech-to-text technology.

FORWARD-LOOKING STATEMENTS:

This press release includes forward-looking statements as determined by the United States Securities and Exchange Commission (the “SEC”).  Forward-looking statements are typically identified by use of terms such as “may”, “could”, “should”, “expect”, “plan”, “project”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “pursue”, “target” or “continue”, the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that AVRS believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are beyond our control, which may cause the actual results, performance or achievements of AVRS to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include prospects for commercial success of products being developed by AVRS, the availability and receipt of financing, general economic and business conditions, and other factors over which AVRS has little or no control.  AVRS cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  AVRS does not intend (and is not obligated) to update publicly any forward-looking statements.  Actual results may differ materially from those anticipated or implied in the forward-looking statements, and t he contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in AVRS’s recent filings with the SEC.

CONTACT:

Walter Geldenhuys

480-704-4183

Investor Relations

Equiti-trend Advisors, LLC

800-953-3350 Toll-Free

858-436-3350 Local or International